CONSENT


M/PF Research, Inc. hereby consents to the use of its market research reports regarding national, regional, individual market and submarket economic conditions and the references to the firm and such reports under the caption "Market Information" in the Registration Statement on Form S-3 of Berkshire Realty Company, Inc.

                              By: /s/  G. Ronald Witten
                                  ---------------------------------
                                  Name:  G. Ronald Witten
                                  Title: President

Date: October 14, 1997